UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 20, 2018

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
(e)    Compensatory.

2018 Executive and Key Contributor Incentive Plan

On March 20, 2018, the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of Harmonic Inc. (the “Company”), following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant, approved the adoption of the Harmonic (i) 2018 Corporate Executive and Key Contributor Incentive Plan (the “Corporate Plan”) and (ii) 2018 Cable Access Executive and Key Contributor Incentive Plan (the “Cable Access Plan” and, together with the Corporate Plan, the “Plans”). The participants in the Plans include the following executive officers of the Company:

Name	Position
Patrick J. Harshman	President and Chief Executive Officer
Sanjay Kalra	Chief Financial Officer
Nimrod Ben-Natan	Senior Vice President and General Manager, Cable Access Business
Neven Haltmayer	Senior Vice President, Research and Development
Tim Warren	Senior Vice President and Chief Technology Officer, Video Business

Under the Corporate Plan, payment of bonus amounts to any participant that is a member of executive management, which includes executive officers Patrick Harshman, Sanjay Kalra, Neven Haltmayer and Tim Warren as well as other senior employees, may be made after the second fiscal quarter of 2018 based on performance against established Company non-GAAP gross profit and spending targets for the first fiscal half-year of 2018. Payment of any bonus amounts for Mr. Harshman will be made following the end of fiscal year 2018. With respect to the second half of fiscal 2018, the Compensation Committee will establish second-half 2018 targets and any payouts for performance against such second-half targets may be made following the end of fiscal year 2018.
Mr. Ben-Natan is a participant in the Cable Access Plan. Payment of bonus amounts to Mr. Ben-Natan and certain other participants under the Cable Access Plan may be made after the second fiscal quarter of 2018 based on performance against established Cable Access Business non-GAAP gross profit, spending and design win targets for the first fiscal half-year of 2018. With respect to the second half of fiscal 2018, the Compensation Committee will establish second-half 2018 targets and any payouts for performance against such second-half targets may be made following the end of fiscal year 2018.
For either Plan, a minimum threshold must be exceeded before any bonus payments will be made with respect to any Plan component, and in the event any of the half-year target metrics are surpassed, a Plan participant may receive total bonus payments of up to a maximum of 200% of the portion of such participant’s half-year target bonus that is related to that metric. In addition, under the Cable Access Plan, each qualified customer design win would result in a fixed bonus payment amount.
The 2018 base salary and full-year target bonus of each executive officer is as follows:

Name	2018 Base Salary	Target Bonus as a % of Base Salary
Patrick J. Harshman	$514,500	125%
Sanjay Kalra	$320,000	55%
Nimrod Ben-Natan	$336,515*	60%
Neven Haltmayer	$329,321	57%
Tim Warren	$301,425**	55%
* converted from Israeli Shekel
** converted from Hong Kong Dollar

Participants in the Plans must remain employed through the date that any bonus amount is paid in order to qualify for the bonus payment. The Compensation Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel the Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets, and the form of consideration (i.e., cash or performance-based restricted stock units).

Amended and Restated Change of Control Severance Agreements

On March 20, 2018, the Compensation Committee, following a benchmarking review of the Company’s CEO and executive change of control and severance agreements, approved, and the Company adopted, (i) an amended and restated Change of Control Severance Agreement for Mr. Harshman (the “Amended CEO Agreement”) and (ii) the form of amended and restated Change of Control Severance Agreement for each of Messrs. Kalra, Ben-Natan, Haltmayer and Warren (the “Amended Executive Agreements” and, together with the Amended CEO Agreement, the “Amended Agreements”). The Amended Agreements replace and supersede the change of control severance agreements previously entered into by each of Messrs. Harshman, Kalra, Ben-Natan, Haltmayer and Warren.

1.
The Amended CEO Agreement provides that, if Mr. Harshman’s employment with the Company is terminated as a result of an Involuntary Termination (as defined in the Agreement) other than for Cause (as defined in the Agreement) at any time within eighteen (18) months following a Change of Control, then Mr. Harshman will be entitled to receive, among other things:

●	A cash payment in an amount equal to 200% of Mr. Harshman’s base salary for the twelve months preceding the Change of Control;

●	A cash payment in an amount equal to the greater of (i) 200% of the established annual target bonus, or (ii) 200% of the average of the actual bonuses paid in each of the two prior years;

●	Continued Company-paid health, dental and life insurance coverage for up to one year from the termination date of Mr. Harshman’s employment; and

●	Accelerated vesting of one hundred percent (100%) of the unvested portion of any outstanding stock option, restricted stock or other equity compensation award.

All payments and other benefits under the Amended CEO Agreement are subject to applicable withholding obligations and Mr. Harshman granting a release of all claims.

The foregoing description of the Amended CEO Agreement is qualified in its entirety by reference to the full text of the Amended CEO Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2.
The Amended Executive Agreement provides that, if the executive officer’s employment with the Company is terminated as a result of an Involuntary Termination (as defined in the Agreement) other than for Cause (as defined in the Agreement) at any time within eighteen (18) months following a Change of Control, then the executive officer will be entitled to receive, among other things:

●	A cash payment in an amount equal to 100% of executive’s base salary for the twelve months preceding the Change of Control;

●	A cash payment in an amount equal to the greater of (i) 100% of executive’s established annual target bonus, or (ii) the average of the actual bonuses paid in each of the two prior years;

●	Continued Company-paid health, dental and life insurance coverage for up to one year from the termination date of executive’s employment; and

●	Accelerated vesting of one hundred percent (100%) of the unvested portion of any outstanding stock option, restricted stock or other equity compensation award.

All payments and other benefits under the Amended Executive Agreement are subject to applicable withholding obligations and the executive officer granting a release of all claims.

The foregoing description of the Amended Executive Agreement is qualified in its entirety by reference to the full text of the Amended Executive Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2018	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
General Counsel, SVP HR and Corporate Secretary

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

10.1	Amended and Restated Change of Control Severance Agreement by and between Harmonic Inc. and Patrick Harshman, effective March 20, 2018.
10.2	Form of Amended and Restated Change of Control Severance Agreement by and between Harmonic Inc. and each of Sanjay Kalra, Nimrod Ben-Natan, Neven Haltmayer and Tim Warren, effective March 20, 2018.

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